UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 3, 2006, Spansion LLC, the wholly owned operating company subsidiary of Spansion Inc. (the “Company”), borrowed the full aggregate amount of $500 million available under its new senior secured term loan facility (the “Term Loan Facility”) with Bank of America, N.A., as administrative agent, and the lenders party thereto. The amounts borrowed under the Term Loan Facility bear interest equal to LIBOR plus a 3.0 percent margin, which is currently 8.37 percent. Amounts outstanding under the Term Loan Facility will be repaid in quarterly installments. The Term Loan Facility will terminate, and all outstanding borrowings must be repaid, no later than November 3, 2012. The Company intends to use the borrowings to fund the build out of its SP1 wafer fabrication facility and for working capital and general corporate purposes.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: November 8, 2006	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Corporate Development, General Counsel and Corporate Secretary